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Exhibit 5.1

[Letterhead of Stuart -- Moore]

November 5, 2009

Board of Directors
Heritage Oaks Bancorp
545 12th Street
Paso Robles, CA 93446

  Re:    Registration Statement on Form S-1

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-1 (the "Registration Statement") being filed by Heritage Oaks Bancorp (the "Company") with the Securities & Exchange Commission in connection with the registration under the Securities Act of 1933 of [*] shares of the Company's common stock (the "Common Stock").

        We have examined such instruments, documents and records which we deemed relevant and necessary for the basis of my opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals and the conformity to the originals of all documents submitted to me as copies.

        Our opinion below assumes that the appropriate action will be taken, prior to the offer and sale of the Securities, to register and qualify the Securities for sale under all applicable state securities or "blue sky" laws.

        Based upon the foregoing and the other assumptions contained herein, it is the opinion of the undersigned that the Common Stock to be sold by the Company pursuant to the Registration Statement is duly authorized, validly issued, fully paid and non-assessable.

        This opinion is issued to you solely for use in connection with the Registration Statement and is not to be quoted or otherwise referred to in any financial statements of the Company or related documents, nor is it to be filed with or furnished to any government agency or other person, without the prior written consent of this firm in each instance.

        This firm hereby consents to the filing of this opinion as an exhibit to the Registration Statement and to the reference to the undersigned under the heading "Legal Matters" therein and in the related prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Stuart -- Moore
STUART -- MOORE

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  Exhibit 5.1